Exhibits 5 and 23.2


                      [Mays & Valentine, L.L.P. Letterhead]




                               September 14, 1998




Board of Directors
Pinnacle Bankshares Corporation
622 Broad Street
Altavista, Virginia  24517

            Pinnacle Bankshares Corporation 1997 Incentive Stock Plan

Ladies and Gentlemen:

         This letter is delivered to you in connection with the actions taken and proposed to be taken by Pinnacle Bankshares Corporation, a Virginia corporation ("Pinnacle Bankshares"), with respect to the Pinnacle Bankshares Corporation 1997 Incentive Stock (the "Plan"). As counsel to Pinnacle Bankshares, we have reviewed the registration statement on Form S-8 (the "Registration Statement") to be filed by Pinnacle Bankshares on or about September 14, 1998, with the Securities and Exchange Commission to effect the registration of 25,000 shares of common stock of Pinnacle Bankshares under the Securities Act of 1933, as amended (the "Act") for issuance under the Plan.

         In this regard, we have examined the Articles of Incorporation and Bylaws of Pinnacle Bankshares, records of proceedings of the Board of Directors of Pinnacle Bankshares, the Plan and such other records and documents as we have deemed necessary or advisable in connection with the opinions set forth herein. In addition, we have relied as to certain matters on information obtained from public officials, officers of Pinnacle Bankshares and other sources believed by us to be reliable.

         Based upon our examination and inquiries, we are of the opinion that the shares which constitute original issuance securities will, when issued pursuant to the terms and conditions of the Plans, be validly issued, fully paid and nonassessable. The foregoing opinion is limited to the laws of the Commonwealth of Virginia and we express no opinion as to the effect of the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,



                                     /s/ Mays & Valentine, L.L.P.